UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule14a-12

Bioanalytical Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bioanalytical Systems, Inc.

2701 Kent Avenue

West Lafayette, Indiana 47906-1382

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MARCH 19, 2020

The following Notice of Change of Time and Location relates to the proxy statement (the “Proxy Statement”) of Bioanalytical Systems, Inc. (the “Company”), dated February 3, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, March 19, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 10, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF TIME AND LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 19, 2020

To the Shareholders of BIOANALYTICAL SYSTEMS, INC.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees and shareholders, we are HEREBY PROVIDING NOTICE of a change to the time and location of the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. (the “Company”). As previously announced, the Annual Meeting will be held on Thursday, March 19, 2020. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held at 10:30 a.m., Eastern Time at the Courtyard Marriott Lafayette, located at 150 Fairington Avenue, Lafayette, Indiana 47905. By moving the location of the meeting, we hope to minimize interactions amongst those attending the meeting and our employee population at Company headquarters. We also urge you to consider voting and submitting your proxy in advance of the Annual Meeting, in lieu of attending the meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on January 27, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in time and location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Robert Leasure, Jr.

President and Chief Executive Officer

March 10, 2020

The Company’s Proxy Statement and Annual Report are available in the “Investors” section of our website at www.basinc.com.